                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                             VEECO INSTRUMENTS INC.
                (Name of Registrant as Specified In Its Charter)


                           -------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:_________

    (2) Aggregate number of securities to which transaction applies:__________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:__________

    (5) Total fee paid:____________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:_____________

    (2) Form, Schedule or Registration Statement No.:____________

    (3) Filing Party:_____________

    (4) Date Filed:______________

                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                           PLAINVIEW, NEW YORK 11803




                                 April 13, 2000




Dear Fellow Stockholder:

       You are cordially invited to attend the Veeco Instruments Inc. ("Veeco") Annual Meeting of Stockholders to be held at 9:30 a.m. (New York City time) on May 12, 2000, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York.

       The purposes of the Annual Meeting are (i) to elect directors, (ii) to approve the Company's 2000 Stock Option Plan and (iii) to ratify the appointment of auditors. These matters are described in the formal Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

       Your Board of Directors recommends a vote "FOR" each of the listed nominees for Director and "FOR" each of the other proposals.

       Your vote is very important. It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting, you may still revoke your proxy and vote in person. Your cooperation is greatly appreciated.


                                        Sincerely,


                                        Edward H. Braun
                                        Chairman, Chief Executive Officer
                                        and President

                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                              PLAINVIEW, NY 11803


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2000


       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Veeco Instruments Inc. ("Veeco") will be held at 9:30 a.m. (New York City time) on May 12, 2000, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York for the purpose of considering and acting upon the following matters as set forth in the accompanying Proxy
Statement:

        1.  Election of two directors;

        2.  Approval of the Veeco Instruments Inc. 2000 Stock Option Plan;

        3. Ratification of the appointment of Ernst & Young LLP as auditors for Veeco for the fiscal year ending December 31, 2000; and

        4. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

       Only stockholders of record at the close of business on March 20, 2000 are entitled to notice of and to vote at the Meeting. A certified list of stockholders entitled to vote at the Meeting will be available for examination, during business hours, by any stockholder for any purpose germane to the Meeting for a period of not less than ten days immediately preceding the Meeting at the offices of Veeco, Terminal Drive, Plainview, New York 11803.


                                        By order of the Board of Directors,


                                        John F. Rein, Jr.
                                        Secretary

April 13, 2000




       ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. STOCKHOLDERS CAN HELP VEECO AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE STOCKHOLDERS CANNOT BE TRANSACTED UNLESS AT LEAST 50% OF THE OUTSTANDING SHARES OF VEECO'S COMMON STOCK ARE REPRESENTED AT THE MEETING.

                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                              PLAINVIEW, NY 11803

                                PROXY STATEMENT

GENERAL

       This Proxy Statement is being furnished to the stockholders (the "Stockholders") of Veeco Instruments Inc., a Delaware corporation ("Veeco"), in connection with the Annual Meeting of Stockholders of Veeco to be held at 9:30 a.m. (New York City time) on May 12, 2000, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York (the "Meeting"). Accompanying this proxy statement ("Proxy Statement") is a notice of such Meeting and a form of proxy solicited by Veeco's Board of Directors. Audited financial statements of Veeco for the fiscal year ended December 31, 1999 are contained in Veeco's Annual Report which has been mailed with this Proxy Statement. These materials are being mailed to Stockholders on or about April 13, 2000.

       Proxies in the accompanying form which are properly executed and duly returned to Veeco and not revoked prior to the voting at the Meeting will be voted as specified. If no contrary specification is made and if not designated as broker non-votes, the shares of common stock ("Shares") of Veeco, $0.01 par value per share ("Common Stock"), represented by the enclosed proxy will be voted (a) FOR the election of the nominees for director ("Directors") (Proposal
1), (b) FOR the approval of the Veeco Instruments Inc. 2000 Stock Option Plan (the "2000 Plan") (Proposal 2), and (c) FOR the ratification of the appointment of Ernst & Young LLP as auditors (Proposal 3). In addition, the Shares represented by the enclosed proxy will be voted by the persons named therein, in such persons' discretion, with respect to any other business which may properly come before the Meeting or any adjournments or postponements thereof. Any Stockholder giving a proxy has the power to revoke it at any time prior to the voting by filing with the Secretary of Veeco written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Meeting.

       The Board of Directors has fixed the close of business on March 20, 2000 (the "Record Date"), as the record date for the determination of the Stockholders who are entitled to receive notice of and to vote at the Meeting. The holders of 50% of the voting power of all issued and outstanding shares of Common Stock present in person, or represented by proxy, shall constitute a quorum at the Meeting. Directors shall be elected by a plurality of the votes cast at the Meeting (Proposal 1). An affirmative vote by the holders of a majority of the votes cast at the Meeting at which a quorum is present is required for approval of each of Proposals 2 and 3.

       On the Record Date for the Meeting, Veeco had outstanding 18,137,390 shares of Common Stock. Each share of Common Stock is entitled to one vote with respect to each of the matters to be voted upon at the Meeting. On April 4, 2000, the Company mailed to Stockholders a separate proxy statement relating to a special meeting of stockholders to be held on May 5, 2000 (the "Special Meeting") to consider and vote upon a proposed merger of CVC, Inc. ("CVC") with the Company (the "CVC Merger") and an amendment to the Company's certificate of incorporation to increase its authorized capital stock. Upon consummation of the CVC Merger, which is expected to occur shortly after the Special Meeting, the Company will issue approximately 5.0 million shares of Common Stock to the holders of common stock of CVC.

       In accordance with the laws of the State of Delaware, shares represented by proxies marked as abstentions or designated as broker non-votes will be counted for purposes of determining a quorum. Shares represented by proxies marked as abstentions will also be treated as present for purposes of determining the outcome of a vote on any matter, but will not constitute a vote "for" or "against" any matter and, thus, will be disregarded in the calculation of votes cast for the election of Directors. Shares represented by proxies designated as broker non-votes, however, will not be treated as present for purposes of determining the outcome of a vote on any matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

       Veeco's Certificate of Incorporation provides for a Board of Directors elected by Stockholders which is divided into three classes of Directors serving staggered terms. Class III Directors, to be elected at the Meeting, will each serve a three-year term until the 2003 Annual Meeting of Stockholders. As of the date of this mailing, the Board of Directors was comprised of eight members. Upon consummation of the CVC Merger, the size of the Company's Board of Directors will be increased to ten and Christine B. Whitman and Douglas A. Kingsley, two current directors of CVC, will become Directors of the Company. Upon consummation of the CVC Merger, Class I of the Board of Directors will consist of four members, Class II will consist of three members and Class III will consist of three members. The continuing Class I Directors are Heinz K. Fridrich, Roger D. McDaniel and Irwin H. Pfister, who will serve the remainder of a three-year term until the 2001 Annual Meeting of Stockholders. In addition, upon consummation of the CVC Merger, Douglas A. Kingsley will join the Board as a Class I Director to serve until the 2001 Annual Meeting of Stockholders. The continuing Class II Directors are Joel A. Elftmann, Paul R. Low and Walter J. Scherr, who will serve the remainder of a three-year term until the 2002 Annual Meeting of Stockholders.

       At the Meeting, two Class III Directors will be elected for a three-year term expiring at the 2003 Annual Meeting of Stockholders. The Board of Directors has nominated Edward H. Braun and Richard A. D'Amore, currently Class III Directors, for re-election. In addition, upon consummation of the CVC Merger, Christine B. Whitman will join the Board as a Class III Director to serve until the 2003 Annual Meeting of Stockholders and will become President and Chief Operating Officer of the Company.

       Directors are elected by a plurality of the votes cast at the Meeting. Unless authority to vote is specifically withheld by appropriate designation on the face of the proxy or a broker or nominee has indicated on the face of the proxy its lack of discretionary authority to vote, the persons named in the accompanying proxy intend to vote the shares represented thereby for the persons whose names are set forth above as Directors of Veeco. Accordingly, only proxies marked "FOR" the nominees or unmarked (other than broker non-votes) will be counted as "votes" in determining the election of Directors.

       The Board of Directors recommends that Stockholders vote FOR the Director nominees named above, and, unless a Stockholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend to so vote. Management does not contemplate that any of the nominees for Director will be unable to serve, but if such a situation should arise, it is the intention of the persons named in the accompanying proxy to vote for the election of such other person or persons as the remaining members of the Board of Directors may recommend.

                               SECURITY OWNERSHIP

       The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 20, 2000 (unless otherwise specified below) by (i) each person known by Veeco to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of Veeco, (iii) the Chief Executive Officer and each of the next four most highly compensated executive officers of Veeco (the "Named Officers") and (iv) all executive officers and directors of Veeco as a group. Unless otherwise indicated, Veeco believes that each of the persons or entities named in the table exercises sole voting and investment power over the shares of Common Stock that each of them beneficially owns, subject to community property laws where applicable.


                                                                   Shares of Common Stock
                                                                   Beneficially Owned (1)                  Percentage of
                                                                   ----------------------                   Total Shares
       Name of Beneficial Owner                        Shares             Options             Total        Outstanding(1)
       ------------------------                        ------             -------             -----        --------------
       5% or Greater Stockholders:
       ---------------------------
       James P. Wyant, Ph.D. (2)                       975,127               --              975,127            5.4%

       Directors:
       ----------
       Edward H. Braun (3)                             125,019             97,333            222,352            1.2%
       Richard A. D'Amore                               16,701             30,999             47,700              *
       Joel A. Elftmann (4)                              2,000             30,999             32,999              *
       Heinz K. Fridrich                                  --               14,000             14,000              *
       Paul R. Low                                        --               30,999             30,999              *
       Roger McDaniel                                     --               14,000             14,000              *
       Irwin H. Pfister                                   --               14,000             14,000              *
       Walter J. Scherr                                   --               18,668             18,668              *

       Named Executive Officers:
       -------------------------
       Don R. Kania, Ph.D                                 --               13,666             13,666              *
       Emmanuel N. Lakios                                1,232             28,667             29,899              *
       John F. Rein, Jr                                  1,946             62,833             64,779              *
       Joseph Z. Rivlin                                    293               --                  293              *

       All Directors and Executive
       Officers as a Group (16 persons)                187,577            412,162            599,739            3.2%


-----------
*      Denotes less than 1% interest.
(1) A person is deemed to be the beneficial owner of securities owned or which can be acquired by such person within 60 days of the measurement date upon the exercise of warrants and/or stock options. Each person's percentage ownership is determined by assuming that warrants and stock options beneficially owned by such person (but not those owned by any other person) have been exercised.
(2) Share ownership information is based on information contained in an amendment to a schedule 13D filed with the Securities and Exchange Commission on February 11, 2000. Dr. Wyant shares voting and dispositive power with respect to these shares with his wife, Louise A. Wyant.
(3) Mr. Braun is also Chairman, Chief Executive Officer and President of the Company.
(4) Includes 2,000 shares of Common Stock held by the Elftmann Family Limited Partnership, of which Mr. Elftmann is the general partner.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The Directors and Executive Officers of Veeco, and their ages, as of March 20, 2000, are as follows:


Name                               Age     Position
----                               ---     --------
Directors (1):
--------------
Edward H. Braun (2)                 60     Director, Chairman, Chief Executive Officer and President (3)
Richard A. D'Amore                  46     Director (4)(5)
Joel A. Elftmann                    60     Director (4)
Heinz K. Fridrich                   67     Director (4)
Dr. Paul R. Low                     67     Director (3)(5)
Roger D. McDaniel                   61     Director (3)(5)
Irwin H. Pfister                    55     Director (4)
Walter J. Scherr                    74     Director

Executive Officers:
-------------------
Don R. Kania, Ph.D.                 45     Vice President, General Manager Metrology Group-California
John P. Kiernan                     38     Vice President, Corporate Controller
Lloyd J. LaComb, Jr., Ph.D.         39     Vice President, General Manager Metrology Group-Arizona
Emmanuel N. Lakios                  38     President, Process Equipment Group
Robert P. Oates                     46     Vice President, General Manager Industrial Measurement Group
John F. Rein, Jr.                   53     Executive Vice President, Finance, Chief Financial Officer, Treasurer
                                           and Secretary
Joseph Z. Rivlin                    64     Executive Vice President, Worldwide Field Operations
Francis Steenbeke                   54     Vice President, International Sales and Marketing


----------
(1) Upon consummation of the CVC Merger, Christine B. Whitman, age 48, will become President and Chief Operating Officer and a Director of the Company and Douglas A. Kinglsey, age 37, will become a Director of the Company.
(2) Mr. Braun is also Chairman, Chief Executive Officer and President of the Company.
(3)    Member of the Nominating Committee.
(4)    Member of the Audit Committee.
(5)    Member of the Compensation Committee.

       EDWARD H. BRAUN has been a Director, Chairman, Chief Executive Officer and President of Veeco since January 1990. Prior to 1990, Mr. Braun served as Executive Vice President and Chief Operating Officer of Veeco's predecessor. Mr. Braun joined the predecessor in 1966 and held numerous positions with the predecessor, including Director of Marketing, Director of Operations, and General Manager. Mr. Braun is a member of the boards of Semiconductor Equipment and Materials International ("SEMI"), of which he was Chairman of the Board in 1993, and International Disk Drive Equipment and Materials Association (IDEMA).

       RICHARD A. D'AMORE has been a Director of Veeco since January 1990. Mr. D'Amore has been a General Partner of North Bridge Venture Partners since 1992. In addition to Veeco, Mr. D'Amore is a director of Solectron Corporation, Silverstream Software and Centra Software.

       JOEL A. ELFTMANN has been a Director of Veeco since May 1994. Mr. Elftmann is a co-founder of and has been the Chairman of the Board of FSI International ("FSI"), a manufacturer of semiconductor processing products, since 1983. From August 1983 through August 1989, and from May 1991 through December, 1999, he also served as Chief Executive Officer of FSI. From May 1991 to January 1998 and from August 1999 to December 1999, he also served as President of FSI.

       HEINZ K. FRIDRICH has been a Director of Veeco since May 1998. Mr. Fridrich is a courtesy professor in the Department of Industrial and Systems Engineering of the University of Florida. He joined the University of Florida in 1999 after 43 years with IBM, including serving as Vice President and General Manager of IBM's largest development and manufacturing site for semiconductors and electronic packaging, and most recently as IBM Vice President responsible for worldwide manufacturing and quality. He is also a director of Central Hudson Gas & Electric Company and Solectron Corp.

       DR. PAUL R. LOW has been a Director of Veeco since May 1994. Dr. Low has been President and Chief Executive Officer of PRL Associates, a technology consulting firm, since founding the firm in 1992. Previously, Dr. Low was Vice President-General Manager, Technology Products for IBM from 1989 through 1992 and a member of IBM's Management Board from 1990 to 1992. Dr. Low is also a director of Applied Materials Corporation, Integrated Packaging Assembly Corp., Solectron Corporation, VLSI Technology and Xionics Document Technologies.

       ROGER D. MCDANIEL has been a Director of Veeco since May 1998. From 1997 to April 1999, Mr. McDaniel was President and Chief Executive Officer of SpeedFam-IPEC, Inc., a leading manufacturer of chemical-mechanical planarization
(CMP) equipment for the semiconductor industry. Through August 1996, Mr. McDaniel was Chief Executive Officer of MEMC Electronic Materials, Inc., the world's second-largest producer of silicon wafers. Mr. McDaniel is a Director and past Chairman of SEMI. He also is a director of SpeedFam-IPEC.

       IRWIN H. PFISTER has been a Director of Veeco since May 1998. Mr. Pfister is Executive Vice President of Schlumberger Ltd. He is responsible for the management of the Test and Transactions Group, an international business segment serving the semiconductor, financial, telecom and IP network domains. Mr. Pfister joined Schlumberger in May 1986 and has held several management positions. From January 1990 to June 1997, Mr. Pfister was President of the Semiconductor Solutions Group.

       WALTER J. SCHERR has been a Director of Veeco since January 1990. Since December 1995, Mr. Scherr has been employed by Veeco as a consultant. From December 1993 through December 1995, he was Executive Vice President of Veeco. From January 1990 through December 1993, he was the Chief Financial Officer of Veeco. Mr. Scherr joined the Predecessor in 1986 as the General Manager of the UPA Technology Division of the Predecessor's Instrument Group. Prior to joining the Predecessor, Mr. Scherr was the principal and founder of Visual Sciences, Inc./Panafax (the first publicly traded facsimile company). Prior to that, he held a variety of other financial and operating management positions with Litton Industries and Sperry Gyroscope Co.

       DON R. KANIA, PH.D. has been Vice President, General Manager of the California Metrology Group since May 1999. Prior thereto, he was Chief Technology Officer of Veeco since January 1998. Starting in 1993, Dr. Kania was a senior manager at Lawrence Livermore Laboratory where he directed the Advanced Microtechnology Program in the development of advanced sensors for data storage, extreme ultraviolet lithography for semiconductor manufacturing and several other leading-edge technologies. From 1991 to 1993, Dr. Kania was Research Director at Crystallume, a thin film diamond company. Dr. Kania's other experience includes nine years of research experience at the Department of Energy's Los Alamos and Livermore Laboratories.

       JOHN P. KIERNAN has been Vice President, Corporate Controller of Veeco since November 1998. From February 1995 to November 1998, Mr. Kiernan was Corporate Controller of Veeco. Prior to joining Veeco, Mr. Kiernan was an Audit Senior Manager at Ernst & Young LLP from October 1991 through January 1995 and held various audit staff positions with Ernst & Young LLP from June 1984 through September 1991.

       LLOYD J. LACOMB, JR., PH.D. has been Vice President, General Manager of the Arizona Metrology Group since October 1998. From March 1998 to September 1998, Dr. LaComb was Vice President of Engineering & Operations, and from July 1997 to March 1998 he was Director of Engineering for the Arizona Metrology Group. Prior to joining Veeco, Dr. LaComb was Director of Engineering for Alara from January 1997 to July 1997,

Director of Advanced Development for Tencor Instruments from 1996 to 1997 and Director of Engineering of Tencor Instruments from 1995 to 1996.

       EMMANUEL N. LAKIOS has been President, Process Equipment Group since February 1998. From June 1997 to February 1998, Mr. Lakios was Executive Vice President of Worldwide Field Operations. From June 1991 to June 1997, Mr. Lakios was Vice President and General Manager of Process Equipment. Prior to 1991, Mr. Lakios was employed in various other positions within Veeco. Mr. Lakios joined the Predecessor in June 1984 as an engineer and held positions of Program Manager, Product Marketing Manager and Director of Engineering.

       ROBERT P. OATES has been Vice President, General Manager, Industrial Measurement Group since March 1995. From September 1994 until March 1995, Mr. Oates was Vice President and General Manager-XRF Thickness Measurement Systems of Veeco, and he was Vice President and Treasurer of Veeco from January 1993 through September 1994. From January 1990 through December 1992, he was Assistant Treasurer of Veeco. Mr. Oates was employed by the Predecessor from 1976 to 1990, where he held a variety of financial positions.

       JOHN F. REIN, JR. has been Executive Vice President-Finance, Chief Financial Officer, Treasurer and Secretary of Veeco since April 2000. Prior thereto, he was Vice President-Finance and Chief Financial Officer of Veeco since December 1993, and became Treasurer and Secretary of Veeco in October 1994. Prior to joining Veeco, Mr. Rein served for eight years as Vice President-Finance for Axsys Technologies, Inc. From 1979 to 1986, Mr. Rein was Treasurer of Industrial General Corporation. Prior to that, he was on the audit staff of Ernst & Young LLP.

       JOSEPH Z. RIVLIN has been Executive Vice President, Worldwide Field Operations since July 1998. Prior to joining Veeco, Mr. Rivlin was Vice President of Sales at Electro-Scientific Industries since 1994. From 1986 to 1994, he served as President and CEO of XRL, Inc., a semiconductor equipment supplier.

       FRANCIS STEENBEKE has been Vice President-International Sales and Marketing of Veeco since January 1990. Mr. Steenbeke joined the Predecessor in 1968 as a sales engineer and held a variety of general management and sales positions with the Predecessor until January 1990.

ADDITIONAL DIRECTORS AND EXECUTIVE OFFICER FOLLOWING CONSUMMATION OF THE CVC MERGER

       Upon consummation of the CVC Merger, the following persons will become executive officers and/or directors of the Company:

       CHRISTINE B. WHITMAN joined CVC Products in 1978 and has served as President and Chief Executive Officer of CVC since its acquisition of CVC Products in 1990. In addition, she served as Chairman of CVC until consummation of the CVC Merger. Ms. Whitman received a BA from Syracuse University and is a member and Secretary of the Board of Directors of SISA, formerly known as SEMI/SEMATECH. She also serves as a member of the Board of Directors of Frontier Telephone of Rochester and The M&T Bank. Ms. Whitman serves on the Executive Committee of the Board of Directors of the Industrial Management Council, the Board of Trustees for the Greater Rochester Chamber of Commerce, the United Way Board of Directors, the Al Sigl Center Partners' Foundation Board of Governors and is a member of the Board of Trustees of Rochester Institute of Technology.

       DOUGLAS A. KINGSLEY was a director of CVC until consummation of the CVC Merger. Mr. Kingsley is a Senior Vice President of Advent International Corporation, a venture capital firm, where he has been employed since 1990. From 1985 through 1988 Mr. Kingsley was a sales engineer for Teradyne, Inc., a manufacturer of automatic test equipment for the electronics industry. Mr. Kingsley is a graduate of Dartmouth College and Harvard Business School. He is a director of LeCroy Corporation and a member of the Board of Overseers of the Boston Symphony Orchestra.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

       The Board of Directors of Veeco has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee reviews the scope and results of the audit and other services provided by Veeco's independent auditors. The Compensation Committee sets the compensation levels of senior management and administers the Veeco Instruments Inc. 1992 Employees' Stock Option Plan (the "Employees' Plan") and the Veeco Instruments Inc. Employees Stock Purchase Plan. All members of the Compensation Committee are (x) "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and (y) "outside directors" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and any applicable regulations. The Nominating Committee searches for persons qualified to serve on the Board of Directors and makes recommendations to the Board of Directors with respect thereto. The Nominating Committee will consider nominees recommended by Stockholders. No formal procedures are required to be followed by Stockholders in submitting such recommendations. The Audit Committee currently consists of Messrs. D'Amore, Elftmann, Fridrich and Pfister. The Compensation Committee currently consists of Messrs. D'Amore, Low and McDaniel. The Nominating Committee currently consists of Messrs. Braun, Low and McDaniel. During the fiscal year ended December 31, 1999, the Compensation Committee and the Nominating Committee each met once and the Audit Committee met twice.

       During the fiscal year ended December 31, 1999, Veeco's Board of Directors held seven meetings (including regularly scheduled and special meetings). All of the current Directors attended at least 75% of the meetings of the Board of Directors and of the Board of Directors committees of which they were members during the fiscal year ended December 31, 1999.

       Class I Directors hold office until the 2001 Annual Meeting of Stockholders, Class II Directors hold office until the 2002 Annual Meeting of Stockholders and Class III Directors hold office until the 2003 Annual Meeting of Stockholders. Executive officers are appointed by the Board of Directors and hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

                                  COMPENSATION

EXECUTIVE COMPENSATION -- ANNUAL COMPENSATION

       The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer of Veeco and each of the four most highly compensated executive officers (as defined in Rule 3b-7 under the Securities Exchange Act) of Veeco other than the Chief Executive Officer (collectively, the "Named Officers"):


                                                            ANNUAL COMPENSATION                        LONG TERM COMPENSATION
                                                                                                     AWARDS
                                                                                                   SECURITIES
                                                                                  OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR      SALARY     BONUS (1)   COMPENSATION (2)   OPTIONS (#)   COMPENSATION (3)
---------------------------                    ----      ------     ---------   ----------------   -----------   ----------------
Edward H. Braun ..........................     1999     $396,625     $246,000        --              100,000          $3,924
Chairman, Chief Executive                      1998      344,875       50,000        --              100,000           3,434
Officer and President                          1997      315,131      185,000        --               60,000           2,352

John F. Rein, Jr .........................     1999      215,000       90,000        --               40,000           3,776
Executive Vice President,                      1998      200,000       30,000        --               40,000           3,685
Finance, Chief Financial Officer,              1997      175,480       80,000        --               42,000           2,847
Treasurer and Secretary

Emmanuel N. Lakios .......................     1999      212,000      170,000        --               40,000           2,970
President, Process Equipment                   1998      200,000       20,000        --               20,000           3,221
Group                                          1997      185,539      120,000        --               32,000           1,605

Don R. Kania, Ph.D .......................     1999      202,538       73,000     $46,896 (4)         30,000           1,976
Vice President, General                        1998      172,500       50,000        --               25,000             251
Manager, Metrology Group                       1997         --           --          --                 --              --
California (5)

Joseph Z. Rivlin .........................     1999      192,500       97,679      82,442 (6)      22,000      4,673
Executive Vice President, World                1998       88,943       81,130        --            30,000        954
Wide Field Operations (7)                      1997         --           --          --              --         --


-------------------------
(1) Bonuses listed for a particular year represent bonuses paid with respect to such year even though all or part of such bonuses may have been paid during the first quarter of the subsequent year. Bonus amount includes commissions paid to Mr. Rivlin.
(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for such fiscal year.
(3) Reflects payments by Veeco of premiums for group term life insurance and supplemental long-term disability insurance and contributions by Veeco to Veeco's 401(k) Plan, as applicable.
(4) Includes a $7,800 car allowance and a $39,096 relocation allowance paid to Dr. Kania.
(5)    Dr. Kania joined Veeco in January 1998.
(6) Includes an $8,400 car allowance and a $74,042 relocation allowance paid to Mr. Rivlin.
(7)    Mr. Rivlin joined Veeco in July 1998.

       The following table sets forth certain information concerning individual grants of stock options made during 1999 to the Named Officers. Also reported are potential realizable values of each such stock option at assumed annual rates of stock price appreciation for the term of the option representing the product of (a) the difference between: (i) the product of the closing price per share of Common Stock as reported by the Nasdaq National Market ("NASDAQ") on the date of the grant ($32.125 on June 23, 1999) and the sum of one plus the adjusted stock price appreciation rate (5% and 10%) compounded annually over the term of the option (10 years) and (ii) the exercise price of the option ($29.8125); and (b) the number of shares of Common Stock underlying the option grant at December 31, 1999.


                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                         INDIVIDUAL GRANTS
                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                  NUMBER OF       % OF TOTAL                                              ANNUAL RATES OF STOCK
                                 SECURITIES         OPTIONS                                               PRICE APPRECIATION FOR
                                 UNDERLYING       GRANTED TO            EXERCISE                             OPTION TERMS ($)
                                   OPTIONS       EMPLOYEES IN           PRICE PER        EXPIRATION          ----------------
       NAME                      GRANTED (1)      FISCAL YEAR         SHARE ($) (2)       DATE (3)          5%             10%
       ----                      -----------      -----------         -------------       --------          --             ---
       Edward H. Braun               100,000            12.09%             $29.8125      6/22/2009      $1,874,892      $4,751,345
       John F. Rein, Jr               40,000             4.84%             $29.8125      6/22/2009      $  749,957      $1,900,538
       Emmanuel N. Lakios             40,000             4.84%             $29.8125      6/22/2009      $  749,957      $1,900,538
       Don R. Kania, Ph.D             30,000             3.63%             $29.8125      6/22/2009      $  562,468      $1,425,403
       Joseph Z. Rivlin               22,000             2.66%             $29.8125      6/22/2009      $  412,476      $1,045,296


-----------
(1) Represents option grants made on June 23, 1999 pursuant to the Employees' Plan. One third of the options become exercisable on each of the first three anniversaries of the grant date.
(2) Represents the closing price per share of Common Stock as reported by NASDAQ on the trading day immediately preceding the date of grant.
(3) Options may terminate at an earlier date upon the occurrence of certain events.

       The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of options by the Named Officers during 1999 and the value realized upon such exercises determined by calculating the positive spread between the exercise price of the options exercised and the closing price of the Common Stock on the date of exercise. Also reported are the number of options to purchase Common Stock held by the Named Officers as of December 31, 1999 and values for "in-the-money" options that represent the positive spread between the exercise price of the outstanding options ($14.50 to $31.00) and the closing price ($46.8125) of the Common Stock on December 31, 1999 as reported by NASDAQ.


                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF UNEXERCISED
                                  NUMBER OF                   NUMBER OF UNEXERCISED              IN-THE-MONEY OPTIONS
                                 SECURITIES                 OPTIONS AT FISCAL YEAR-END            AT FISCAL YEAR-END
                                  ACQUIRED       VALUE      --------------------------            ------------------
       NAME                      ON EXERCISE    REALIZED   EXERCISEABLE   UNEXERCISEABLE    EXERCISEABLE   UNEXERCISEABLE
       ----                      -----------    --------   ------------   --------------    ------------   --------------
       Edward H. Braun                --            --        77,332          186,668        $1,603,808      $3,577,942
       John F. Rein, Jr             15,000      $593,438      48,833           80,667        $1,038,253      $1,534,216
       Emmanuel Lakios              10,000      $239,250      18,000           64,001        $  331,305      $1,177,354
       Don R. Kania, Ph.D            3,000      $ 86,063       5,333           46,667        $  119,326      $  882,924
       Joseph Z. Rivlin             10,000      $ 64,688        --             42,000              --        $  845,250


EMPLOYMENT AGREEMENTS

       Each of Messrs. Braun and Rein has entered into an employment agreement with Veeco. Mr. Braun's employment agreement provides that he will be Chairman and Chief Executive Officer of Veeco, with a minimum base salary of $470,000 per year and the potential for a performance-based cash bonus of up to one-hundred percent of his base salary. The employment agreement also provides that if Mr. Braun's employment with Veeco is terminated either (i) by Veeco for any reason other than death, disability or "for cause" (as defined in the agreement to cover specified serious misconduct), or (ii) if Mr. Braun resigns for "good reason" (as defined in the agreement to cover a downgrading of Mr. Braun by Veeco, the failure to elect Mr. Braun as a member of Veeco's Board of Directors or non-fulfillment by Veeco of certain contractual commitments to Mr. Braun), Mr. Braun will be entitled to a lump-sum severance payment equal to 24 months of base salary. Upon any such termination, Mr. Braun will also have the vesting of any options to purchase stock of Veeco which options were granted after the date of the employment agreement and which are held by him at the time of such termination accelerated and will have one year (or to the end of the original term of the options, if earlier) to exercise all such options. In the event that Mr. Braun's employment with Veeco is terminated on account of death or disability, Mr. Braun will be entitled to a lump-sum severance payment equal to 12 months of base salary. In addition, the agreement provides that the Company will continue to provide certain health care benefits to Mr. Braun for a period of five years following any termination of his employment.

       Mr. Rein's employment agreement provides that he will be Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of Veeco, with a minimum base salary of $250,000 per year and the potential for a performance-based cash bonus of up to eighty percent of his base salary. The employment agreement also provides that if Mr. Rein's employment with Veeco is terminated either (i) by Veeco for any reason other than death, disability or "for cause" (as defined in the agreement to cover specified serious misconduct), or (ii) if Mr. Rein resigns for "good reason" (as defined in the agreement to cover a downgrading of Mr. Rein by Veeco or non-fulfillment by Veeco of certain contractual commitments to Mr. Rein), Mr. Rein will be entitled to a lump-sum severance payment equal to 24 months of base salary. Upon any such termination, Mr. Rein will also have the vesting of any options to purchase stock of Veeco which options were granted after the date of the employment agreement and which are held by him at the time of such termination accelerated and will have one year (or to the end of the original term of the options, if earlier) to exercise all such options. In the event that Mr. Rein's employment with Veeco is terminated on account of death or disability, Mr. Rein will be entitled to a lump-sum severance payment equal to 12 months of base salary.

       In addition, the Company has entered into an employment agreement with Christine B. Whitman which will become effective upon consummation of the CVC Merger. The employment agreement provides that Ms. Whitman will be President and Chief Operating Officer of Veeco, with a minimum base salary of $300,000 per year and the potential for a performance-based cash bonus of up to $150,000. The agreement also provides that Veeco will make best efforts to make Ms. Whitman a member of Veeco's Board of Directors. The employment agreement also provides that if Ms. Whitman's employment with Veeco is terminated either (i) by Veeco for any reason other than death, disability or "for cause" (as defined in the agreement to cover specified serious misconduct), or (ii) if Ms. Whitman resigns for "good reason" (as defined in the agreement to cover a downgrading of Ms. Whitman by Veeco, the failure to elect Ms. Whitman as a member of Veeco's Board of Directors, any person other than Ms. Whitman succeeds Edward H. Braun as Veeco's Chief Executive Officer or non-fulfillment by Veeco of certain contractual commitments to Ms. Whitman), Ms. Whitman will be entitled to a lump-sum severance payment equal to 24 months of base salary. Upon any such termination, Ms. Whitman will also have the vesting of any options to purchase stock of Veeco held by her at the time of such termination accelerated and will have one year (or to the end of the original term of the options, if earlier) to exercise all such options. In the event that Ms. Whitman's employment with Veeco is terminated on account of death or disability, Ms. Whitman will be entitled to a lump-sum severance payment equal to 12 months of base salary.

DIRECTOR COMPENSATION

       Directors, other than those who are employees of Veeco, receive a per meeting fee of $2,000 for attendance in person at Board of Directors and committee meetings (where such committee meetings are held apart from Board meetings) and a per meeting fee of $1,000 for participation in telephonic Board or committee meetings. Pursuant to the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (the "Directors' Plan"), each non-employee Director who meets the eligibility criteria for such plan receives an annual grant of 7,000 options with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. In 1999, Richard A. D'Amore, Joel A. Elftmann, Heinz K. Fridrich, Dr. Paul R. Low, Roger D. McDaniel and Irwin H. Pfister each received grants of 7,000 options. Mr. Braun, the Chairman, Chief Executive Officer and President of Veeco, receives no compensation for his service as a Director.

       Veeco is party to an agreement with Walter J. Scherr, a Director of Veeco, pursuant to which he is employed as a consultant to Veeco with respect to acquisitions and new business opportunities, as well as other matters. Mr. Scherr received $132,500 in such consultative capacity with respect to 1999. On June 23, 1999, Mr. Scherr also received options to purchase 7,000 shares of Common Stock at an exercise price of $29.8125 per share pursuant to the Employees' Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Veeco's Compensation Committee is comprised of Messrs. D'Amore, Low and McDaniel.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

       The Compensation Committee of the Board of Directors is comprised of three outside, non-employee directors. The Committee reviews and approves all of Veeco's executive compensation programs. The Compensation program is based on the following principles:

       a. Executive officers' compensation should be tied to annual performance goals that maximize stockholder value.

       b. Veeco emphasizes variable incentive compensation in order to ensure continuously improving corporate performance and to align the interests of executive officers with those of the stockholders.

       c. Compensation must be competitive in order to attract, motivate and retain the management talent needed to achieve Veeco's business objectives.

       In determining competitive levels, the committee reviews information of comparative companies from both independent survey data and public company filings.

COMPONENTS OF COMPENSATION

       Veeco's executive compensation program consists of three principal elements:

       a. Base Salary--Base salaries have been set within salary ranges based on compensation reports published by Radford Associates and a study performed by Ernst & Young LLP on comparable size and type manufacturing companies. Individual salary increases are based on the officer's contribution to Veeco and the relationship of current pay to the current value of the job.

       b. Annual Incentive Awards--Annual incentive awards are based on performance against objectives in the calendar year and are ordinarily payable in the first quarter of the succeeding year. Incentive awards for executive officers are a percentage of base salary. The percentage can range to up to 100% of base salary for the chief executive officer and up to 80% of base salary for the other executive officers for achievement of 120% of business plan objectives. In exceptional circumstances, when Veeco or a business unit exceeds 120% of planned objectives, the Compensation Committee may selectively make incentive awards at a higher level. Annual incentive awards are based on selected financial criteria tied to the annual business plan. In 1999, this plan was objectively based on operating income criteria and subjectively on the ability of executive management to strategically position Veeco for growth.

       c. Stock Option Grants--Stock option grants are awarded as a recognition of exceptional current performance and an expectation of continued high quality contribution to enhancing Stockholder value. The committee believes that stock options encourage officers to relate their long-term economic interests to those of other Stockholders. Stock options are granted at fair market value on the date of grant and vest over three years. The options have an exercise period of ten years from the date of grant.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

       The compensation of Veeco's Chief Executive Officer, Edward H. Braun, is determined by the Compensation Committee in accordance with the policies described above relating to all executive officers' compensation. In particular, the Compensation Committee established Mr. Braun's base salary after an evaluation of his personal performance and the committee's objective to have his base salary comparable with salaries being paid to similarly situated chief executive officers. Mr. Braun received a bonus of $246,000 in 1999. Mr. Braun's bonus was based upon the financial performance of Veeco compared to that of Veeco's peer companies, as well as the strategic initiatives and acquisitions accomplished during the year, including the merger with Ion Tech, Inc.

POLICY ON DEDUCTIBILITY OF COMPENSATION

       Section 162(m) of the Code limits to $1,000,000 per year Veeco's tax deduction for compensation paid to each of the Named Officers, unless certain requirements are met. The Compensation Committee believes it unlikely in the short term that such limitation will affect Veeco. The Compensation Committee's present intention is to structure executive compensation so that it will be fully deductible, while maintaining flexibility to take actions which it deems to be in the best interest of Veeco and the Stockholders but which may result in Veeco paying certain items of compensation that may not be fully deductible.

                    Submitted by the Compensation Committee:

                               Richard A. D'Amore
                                  Paul R. Low
                               Roger D. McDaniel

                                    [GRAPH]

         Quarterly                                          NASDAQ
       Period Ending      Veeco     Peer Group Index     Market Index
       -------------      -----     ----------------     ------------
          12/31/94       100.00          100.00             100.00
           3/31/95       138.27          128.20             102.95
           6/30/95       165.43          186.81             112.63
           9/30/95       259.26          206.75             125.49
          12/31/95       143.21          152.20             124.48
           3/31/96       148.15          130.07             130.23
           6/30/96       139.51          113.77             139.88
           9/30/96       143.21          107.60             143.74
          12/31/96       217.28          140.48             150.50
           3/31/97       290.12          170.13             142.85
           6/30/97       382.72          241.65             169.00
           9/30/97       624.07          328.51             197.04
          12/31/97       217.28          198.86             184.62
           3/31/98       367.28          226.09             216.37
           6/30/98       245.68          184.77             221.96
           9/30/98       311.11          152.52             200.04
          12/31/98       524.69          257.68             260.05
           3/31/99       364.81          353.82             290.54
           6/30/99       335.80          433.22             316.14
           9/30/99       276.54          452.69             321.29
          12/31/99       462.35          750.13             474.52

Information is presented beginning with December 31, 1994 and assumes $100 invested on December 31, 1994 and reinvestment of dividends, if any. The peer group chosen by Veeco consists of the following corporations: Applied Materials, Inc., KLA-Tencor Corporation, Kulicke & Soffa Ind., LAM Research Corp., Mattson Technology, Inc., Novellus Systems, Inc., Silicon Valley Group, Inc. and Ultratech Stepper, Inc.

                                   PROPOSAL 2
                             VEECO INSTRUMENTS INC.
                             2000 STOCK OPTION PLAN

       The Board of Directors has determined that it would be in the best interests of Veeco to adopt the 2000 Plan in order to provide for the grant of additional stock options to the Company's employees, directors and consultants. As of March 20, 2000, options to purchase 1,916,355 Shares in the aggregate (with a weighted average exercise price per share and term to expiration of $29.02 and 8.5 years, respectively) had been granted and were outstanding under the Employees' Plan and the Directors' Plan and options to purchase 105,992 and 80,003 Shares under the Employees' Plan and the Directors' Plan, respectively, remained available for future grant. In addition, upon consummation of the CVC Merger, the Company will assume options to purchase approximately 908,400 additional Shares (with a weighted average exercise price per share and term to expiration of $11.42 and 5.6 years, respectively), which options were granted to employees or directors of CVC prior to the CVC Merger. Without adoption of the 2000 Plan, the Company would have the ability to grant options to purchase only 185,995 Shares. As such, the Board of Directors believes that an increase in the number of options available for grant is necessary in order to provide Veeco with an effective incentive to attract and retain key employees. In addition, the 2000 Plan reflects changes in applicable laws or interpretations thereof issued since adoption of the Employees' Plan and the Directors' Plan, thereby making the 2000 Plan a more effective executive incentive and retention tool.

       Section 1.6 of the By-Laws of Veeco provides that corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of the stockholders. Therefore, the approval of the adoption of the 2000 Plan requires the affirmative vote of a majority of the votes cast at the Meeting.

       THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE ADOPTION OF THE 2000 PLAN IS IN THE BEST INTERESTS OF VEECO AND THE STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 2000 PLAN AS DESCRIBED ABOVE AT THE MEETING AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY AND NOT DESIGNATED AS BROKER NON-VOTES WILL BE SO VOTED.

VEECO INSTRUMENTS INC. 2000 STOCK OPTION PLAN

       GENERAL. On April 3, 2000, the Compensation Committee of the Board of Directors adopted the Veeco Instruments Inc. 2000 Stock Option Plan (the "2000 Plan"), subject to the approval of the Company's shareholders. The 2000 Plan is being submitted to shareholders in view of the Corporation's desire that options granted under the 2000 Plan will qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the 2000 Plan is not approved by the shareholders, options granted under it will be of no force and effect.

       PURPOSE. The purpose of the 2000 Plan is to provide a means through which the Company and its affiliates may attract capable persons to enter and remain in the employ of the Company and affiliates and to provide a means whereby employees, directors and consultants of the Company and its affiliates can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and affiliates and promoting an identity of interest between stockholders and these employees. The number of persons expected to participate is approximately 400.

       ADMINISTRATION. The 2000 Plan will be administered by the Compensation Committee of the Board of Directors. It is intended, but not required, that the directors appointed to serve on the Compensation Committee shall be "Non-Employee Directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and "Outside Directors" within the meaning of Section 162(m) of the Code, to the extent Rule 16b-3 and 162(m) are applicable; however, the fact that a Compensation Committee member shall fail to qualify under the foregoing requirements shall not invalidate any award which is otherwise validly made under the 2000 Plan. The members of the Compensation Committee may be changed at any time and from time to time in the discretion of the Board of Directors of the Company. Subject to the terms of the 2000 Plan, and except with respect to automatic grants to Non-Employee Directors, as discussed below, the Compensation Committee shall have authority to grant options, to determine the number of Shares for which each option shall be granted and the option price or prices and to determine any conditions pertaining to the exercise or to the vesting of each option. The Compensation Committee shall have full power to construe and interpret the 2000 Plan and any 2000 Plan agreement executed pursuant to the 2000 Plan, to establish and amend rules for its administration and to establish in its discretion terms and conditions applicable to the exercise of options. The determination of the Compensation Committee on all matters relating to the 2000 Plan or any other 2000 Plan agreement shall be conclusive.

       ELIGIBILITY. Any officer, employee, director or consultant of the Company or any of its subsidiaries or affiliates shall be eligible to be designated a participant under the 2000 Plan. The Compensation Committee has the sole and complete authority to determine the participants to whom options shall be granted under the 2000 Plan.

       NUMBER OF SHARES AUTHORIZED. A maximum of 1,250,000 aggregate Shares are available for granting awards under the 2000 Plan. In no event may the aggregate number of Shares with respect to which options are granted under the 2000 Plan to any individual exceed 300,000 in any one calendar year. As described more fully in the 2000 Plan, if an option expires or terminates for any reason during the term of the 2000 Plan and prior to the exercise in full of such option, the number of Shares previously subject to but not delivered under such option shall be available to be awarded thereafter. As of the Record Date, the closing price of one Share on the NASDAQ was $85.00.

       In addition, if the Compensation Committee determines that certain corporate transactions or events (as described in the 2000 Plan), such as a stock split, affect the Shares such that an adjustment is determined by the Compensation Committee in its discretion to be consistent with such event and necessary or equitable to carry out the purposes of the 2000 Plan, the 2000 Plan provides the Compensation Committee the discretion to appropriately adjust (a) the maximum number of Shares and the classes or series of such Common Stock which may be delivered pursuant to the 2000 Plan, (b) the number of Shares and the classes or series of Common Stock subject to outstanding options, (c) the option price per share of all Common Stock subject to outstanding options, and
(d) any other provisions of the 2000 Plan, provided, however, that (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding option as nearly as practicable, equivalent to such option immediately prior to such change and (ii) no such adjustment shall give any optionee any additional benefits under any outstanding option.

       TERMS AND CONDITIONS OF AWARDS. Under the 2000 Plan, the Compensation Committee may grant awards of options that are either nonqualified stock options ("NSOs") or incentive stock options ("ISOs"). In addition, automatic grants of NSOs shall be made to non-employee Directors, as discussed below.

       An option granted under the 2000 Plan provides a participant with the right to purchase, within a specified period of time, a stated number of Shares at the price specified in the option. Options granted under the 2000 Plan will be subject to such terms, including exercise price and the conditions and timing of exercise, not inconsistent with the 2000 Plan, as may be determined by the Compensation Committee and specified in the applicable award agreement or thereafter. The maximum term of an option granted under the 2000 Plan shall be seven years from the date of grant.

       The price per share of Common Stock paid by the participant with respect to any NSO or ISO shall not be less than 100 percent of the fair market value of one share on the date the option is granted. Payment in respect of the exercise of an option may be made in cash or by check, except that the Compensation Committee may, in its discretion, allow such payment to be made by surrender of unrestricted Shares (at their fair market value on the date of exercise) which have been held by the optionee for at least six months or have been purchased on the open market, or by a combination of the foregoing. In addition, if and to the extent provided for in the option agreement, payment may be deemed satisfied through delivery of irrevocable instructions to a broker to sell the

Shares otherwise deliverable upon the exercise of the stock option and to deliver promptly to the Company an amount equal to the aggregate exercise price.

       AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. Upon initial election to office and thereafter annually on the date of the Company's annual meeting of stockholders (provided that such date is at least 6 months following initial election to office), each Director who is not then an employee of the Company shall receive NSOs to purchase 7,000 Shares (Options granted to directors pursuant to this paragraph may be referred to as "Director Options"). Subject to the provisions of the Plan, each such Director Option shall have a term of seven years, shall be fully vested and exercisable as of the date of grant and shall have an exercise price equal to 100% of the fair market value of one Share on the date of grant.

       TRANSFERABILITY

       Subject to the following paragraph, each option, and each right under any option may be exercised, during the participant's lifetime, only by the Participant or, if permissible under applicable law, by the participant's guardian or legal representative, and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of the 2000 Plan.

       Notwithstanding the foregoing, the Compensation Committee may provide that options granted under the 2000 Plan may be transferred by the participant to whom such option was granted without consideration to certain Permitted Transferees (as defined in the 2000 Plan), pursuant to the terms of the 2000 Plan and subject to such rules as the Compensation Committee may adopt to preserve the purposes of the 2000 Plan.

       CHANGE OF CONTROL. Upon a Change of Control of the Company (as defined in the 2000 Plan), all options shall become immediately exercisable. In addition, in the event of a Change of Control, the Compensation Committee may, in its discretion and upon at least ten days prior notice to the optionholders, cancel all outstanding options and pay the holders thereof the value of such options in a form and an amount equal to what they would have received or been entitled to receive had they exercised all such options immediately prior to such Change of Control.

       AMENDMENT. The Board may amend, alter, suspend, discontinue, or terminate the 2000 Plan or any portion thereof at any time; PROVIDED, THAT no such action may be taken without shareholder approval if such approval is necessary to comply with any regulatory requirement, PROVIDED, FURTHER, THAT no such action may lower the exercise price of a previously granted award or cancel and regrant an option with the effect of repricing an option without shareholder approval, and, PROVIDED, FURTHER, THAT no such action that would impair any rights under any previous award shall be effective without the consent of the person to whom such award was made. In addition, the Board or the Compensation Committee is authorized to amend the terms of any award granted under the 2000 Plan provided that the amendment would not impair the rights of any participant without his consent.

       FEDERAL INCOME TAX CONSEQUENCES.

       The following summary of the federal income tax consequences of the grant and exercise of NSOs and ISOs awarded under the 2000 Plan and the disposition of Shares purchased pursuant to the exercise of such options is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations. Moreover, the federal income tax consequences to any particular Participant may differ from those described herein by reason of, among other things, the particular circumstances of such Participant. FOR THESE REASONS, PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE CONSEQUENCES OF THEIR PARTICIPATION IN THE 2000 PLAN.

       No income will be realized by an optionee upon grant of an NSO. Upon exercise of an NSO, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code of compensation paid to executives designated in those sections. The optionee's tax basis in the underlying Shares acquired by exercise of an NSO will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the Shares received by the optionee upon exercise of the NSO, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for Shares acquired pursuant to the exercise of an NSO will begin on the date of exercise of such Option.

       Pursuant to currently applicable rules under section 16(b) of the Exchange Act, the grant of an Option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an Option that has been outstanding at least six months ordinarily will be the date of exercise. If an Option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to section 83(b) of the Code to be taxed on the date of exercise. Under current rules promulgated under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the Option grant (i) is approved in advance by the Company's board of directors (or a committee composed solely of two or more Non-Employee Directors) or (ii) approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an Option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

       The Code requires that, for ISO treatment, Shares acquired through exercise of an ISO cannot be disposed of before two years from the date of grant of the Option and one year from the date of exercise. ISO holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an "item of tax preference" which may give rise to "alternative minimum tax" liability for the taxable year in which the exercise occurs at the time of exercise. If the optionee does not dispose of the Shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the Option. If, within two years following the date of grant or within one year following the date of exercise, the holder of Shares acquired through the exercise of an ISO disposes of such Shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections.

       The payment by an optionee of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired Shares to the Company, and Shares received by the optionee, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to the Company and will have a holding period that includes the holding period of the Shares surrendered. The value of Shares received by the optionee in excess of the number of Shares surrendered to the Company will be taxable to the optionee. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

       In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the common stock at the time of grant, and the plan under which the options are granted is approved by stockholders and is administered by a committee comprised of outside directors. The 2000 Plan is intended to satisfy these requirements with respect to grants of options to covered employees.

       NEW PLAN BENEFITS

       Future grants of Stock Options under the 2000 Plan are not currently determinable. The table below, however, sets forth the Stock Options granted under the Employees' Plan and the Directors' Plan to the Named Officers and groups indicated during 1999 and the value of such Stock Options (of which, only those granted to Directors under the Directors' Plan are currently exercisable).


                                                                                  NUMBER OF
                                                                                    STOCK
       NAME                                                  DOLLAR VALUE (1)      OPTIONS
       ----                                                  ----------------      -------
       Edward H. Braun                                          $1,700,000         100,000

       John F. Rein, Jr                                            680,000          40,000

       Emmanuel N. Lakios                                          680,000          40,000

       Don R. Kania                                                510,000          30,000

       Joseph Z. Rivlin                                            374,000          22,000

       Executive Group                                           1,241,000          73,000

       Each Member of Non-Employee Director
       Group (6 persons)                                           119,000           7,000

       Non-Executive Officer Employee Group                      7,828,444         494,666


-----------
(1) Represents the positive spread between ("in the money" options) the exercise price ($24.625-$42.4375) of such Stock Options and the closing price ($46.8125) of the Common Stock on December 31, 1999, as reported by NASDAQ.


                                   PROPOSAL 3
                       RATIFICATION OF THE APPOINTMENT OF
                         ERNST & YOUNG LLP AS AUDITORS

       The Board of Directors has appointed the firm of Ernst & Young LLP, independent certified public accountants, to examine the financial statements of Veeco for the year ending December 31, 2000. Ernst & Young LLP has been employed as independent auditors of Veeco since 1990. Stockholders are asked to ratify the action of the Board of Directors in making such an appointment.

       If the appointment of Ernst & Young LLP for fiscal year 2000 is not ratified by the Stockholders, the selection of other independent auditors will be considered by the Board of Directors.

Representatives of Ernst & Young LLP will be present at the Meeting and may make a statement if they so desire. They also will be available to respond to appropriate questions.

       Section 1.6 of the Bylaws of Veeco provides that action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of the stockholders. Therefore, the ratification of the appointment of Ernst & Young LLP as auditors requires the affirmative vote of a majority of the votes cast at the Meeting.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY AND NOT DESIGNATED AS BROKER NON-VOTES WILL BE SO VOTED.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

       Section 16(a) of the Exchange Act requires Veeco's officers and directors, and persons who own more than ten percent of a registered class of Veeco's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation of the Commission to furnish Veeco with copies of all Section 16(a) forms they file.

       Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no Forms 5 were required for those persons, Veeco believes that during the fiscal year ended December 31, 1999, Veeco's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                 OTHER MATTERS

       The Board of Directors knows of no other matters to come before the Meeting. Should any other business properly come before the Meeting, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgment.

       Proposals which Stockholders wish to include in Veeco's proxy materials relating to the 2001 Annual Meeting of Stockholders must be received by Veeco no later than December 12, 2000. Any such proposals will comply with the requirements of the Securities and Exchange Commission's proxy solicitation rules.

       The cost of preparing and mailing this Proxy Statement and the accompanying proxy, and the cost of solicitation of proxies on behalf of the Board of Directors, will be borne by Veeco. Veeco has retained Georgeson Shareholder Communications Inc. ("GSC") to solicit proxies. GSC may contact Stockholders by mail, telephone, telex, telegraph and personal interviews. GSC will receive from Veeco a fee of $7,500 for such services, plus reimbursement of out-of-pocket expenses, and Veeco has agreed to indemnify Georgeson against certain liabilities and expenses in connection with such solicitation, including liabilities under the federal securities laws. Some personal solicitation also may be made by directors, officers and employees without special compensation, other than reimbursement for expenses.

                                        By order of the Board of Directors,

                                        John F. Rein, Jr.
                                        Secretary

Plainview, New York
April 13, 2000

                                                                      APPENDIX A

                             VEECO INSTRUMENTS INC.
                             2000 STOCK OPTION PLAN
                        (EFFECTIVE AS OF _________, 2000)

1.   PURPOSE

     The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract capable persons to enter and remain in the employ of the Company and Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and Affiliates and promoting an identity of interest between stockholders and these employees.

     The Plan provides for granting Incentive Stock Options and Nonqualified Stock Options.

2.   DEFINITIONS

     The following definitions shall be applicable throughout the Plan.

     "Affiliate" means (i) any entity that directly or indirectly is controlled by, or is under common control with the Company, and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Board" means the Board of Directors of the Company.

     "Cause" means the Company or an Affiliate having "cause" to terminate a Participant's employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee's determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or and Affiliate, (iii) the Participant having been convicted of, or pleaded guilty or no contest to, a felony or a crime involving moral turpitude or (iv) the failure of the Participant to follow instruction of the Board or his direct superiors.

     "Change in Control, shall, unless in the case of a particular Option the applicable Stock Option Agreement states otherwise or contains a different definition of "Change in Control", be deemed to occur upon:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (each, a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of the Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by any Person which complies with clauses
     (A), (B) and (C) of subsection (v) of this Section 2(f), or (IV) in respect of an Award held by a particular Participant, any acquisition by the Participant or any "affiliate" (within the meaning of 17 C.F.R. Section 230.405) of the Participant (persons described in clauses (I), (II), and
     (IV) being referred to hereafter as "Excluded Persons");

          (ii) Individuals who, on the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be an Incumbent Director; PROVIDED, HOWEVER, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (iii) the dissolution or liquidation of the Company;

          (iv) the sale of all or substantially all of the business or assets of the Company; or

          (v) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Corporation (the "Parent

     Corporation"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination),
     (B) no Person (other than any Excluded Person), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors.

          "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

          "Committee" means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to a Option under the Plan, be an Eligible Director. However, the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Option granted by the Committee which Option is otherwise validly made under the Plan.

          "Common Stock" means the common stock, par value $0.01 per share, of the Company.

          "Company" means Veeco Instruments Inc.

          "Date of Grant" means the date on which the granting of an Option is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Stock Option Agreement.

          "Disability" means, unless in the case of a particular Option, the applicable Option Agreement states otherwise, entitled to receive benefits under the long-term disability plan of the Company, a Subsidiary or Affiliate, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee based upon medical evidence acceptable to it.

          "Effective Date" means the date that the Plan is approved by the Board, subject to the approval of the stockholders of the Company.

          "Eligible Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an "outside director" within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; PROVIDED, HOWEVER, that clause (ii) shall apply only with respect to grants of Options with respect to which the Company's tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

          "Eligible Person" means any (i) individual regularly employed by the Company, a Subsidiary or Affiliate who satisfies all of the requirements of
Section 6; PROVIDED, HOWEVER, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company, a Subsidiary or an Affiliate who may be offered securities pursuant to Form S-8 (which, as of the Effective Date, includes only those who (A) are natural persons and (B) provide BONA FIDE services to the Company, a Subsidiary or Affiliate other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value", on a given date means (i) if the Stock is listed on a national securities exchange, the closing price on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, the closing price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

          "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and which otherwise meets the requirements set forth herein.

          "Mature Shares" means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Option.

          "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Affiliate.

          "Nonqualified Stock Option" means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

          "Normal Termination" means termination of employment or service with the Company and Affiliates:

               (i)  on account of death or Disability; or

               (ii) by the Company, a Subsidiary or Affiliate without Cause;

               (iii)in the case of Options granted pursuant to Section 7(a)(ii)
                    hereof, a resignation from or a failure to be re-elected to the Board.

          "Option" means an award granted under Section 7.

          "Option Period" means the period described in Section 7(d).

          "Option Price" means the exercise price for an Option as described in
Section 7(a).

          "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Option pursuant to
Section 6.

          "Plan" means this Veeco Instruments Inc. 2000 Stock Option Plan.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Stock" means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

          "Stock Option Agreement" means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

          "Subsidiary" means any subsidiary of the Company as defined in Section 424(f) of the Code.

3.   EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

          The Plan is effective as of the Effective Date; provided that the effectiveness of the Plan and the validity and exercisability of any and all Options granted pursuant to the Plan is contingent upon approval of the Plan by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Sections 162(m) and 422(b)(i) of the Code.

          The expiration date of the Plan, on and after which no Options may be granted hereunder, shall be the tenth anniversary of the Effective Date; PROVIDED, HOWEVER, that the administration of the Plan shall continue in effect until all matters relating to Options previously granted have been settled.

4.   ADMINISTRATION

          The Committee shall administer the Plan. A majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

          Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Options to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Options; (iv) determine the terms and conditions of any Options; (v) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Stock, other securities, other Options or other property, or canceled, forfeited or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Options, other property and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Option granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

          (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option or any documents evidencing Options shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, and any shareholder.

          (c) Notwithstanding the above, no Committee member holding Options granted pursuant to Section 7(a)(ii) hereof may participate in any action of the Committee with respect to any claim or dispute regarding only that Committee member.

5.   GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

          The Committee may, from time to time, grant Options to one or more Eligible Persons; PROVIDED, HOWEVER, that:

          (a) Subject to Section 9, the aggregate number of shares of Stock in respect of which Options may be granted under the Plan shall not exceed 1,250,000;

          (b) Shares authorized under the Plan shall be deemed to have been used in settlement of Options whether or not they are actually delivered. In the event any Option shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new grants under the Plan;

          (c) Stock delivered by the Company in settlement of Options granted under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

          (d) Subject to Section 9, no person may be granted Options under the Plan during any calendar year with respect to more than 300,000 shares of Stock; provided that such number shall be adjusted pursuant to Section 9 only in a manner which will not cause the Options granted under the Plan to fail to qualify as "performance-based compensation" under Section 162(m) of the Code;

          (e) Without limiting the generality of the preceding provisions of this Section 5, the Committee may, but solely with the Participant's consent, agree to cancel any Option under the Plan and issue a new Option in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Option satisfies all applicable Plan requirements as of the date such new Award is made, provided further that, without shareholder approval, no such action may lower the exercise price of a previously granted option.

6.   ELIGIBILITY

          Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.   TERMS OF OPTIONS

               (a)  OPTION GRANTS.

                    (i) ELIGIBLE PERSONS. The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; PROVIDED, HOWEVER, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a Subsidiary. Each Option so granted shall be subject to the following conditions of this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

                    (ii) ELIGIBLE DIRECTORS. In addition to discretionary grants of Options pursuant to Section 7(a)(i), each Participant who is a Non-Employee Director of the Company shall receive upon initial election to office and thereafter annually on the date of the Company's annual meeting of stockholders (provided that such date is at least 6 months following such Eligible Director's initial election to office) an Option to acquire 7,000 shares of Common Stock at a price equal to the Fair Market Value of the shares of Common Stock subject to such Option on the Date of Grant.

                    (b) OPTION PRICE. The exercise price ("Option Price") per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant subject, in the case of an Incentive Stock Option, to
Section 7(g).

                    (c) MANNER OF EXERCISE AND FORM OF PAYMENT. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or, at the sole discretion of the Committee, shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company), provided that such shares of Stock are Mature Shares, or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds of the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow.

               (d)  VESTING.

                    (i) IN GENERAL. Unless otherwise provided in a Stock Option Agreement or other written agreement between the Company and a Participant, Options shall vest and become exercisable as follows:

                    (x) with respect to one-third of the shares of Stock covered by the Option, on the first anniversary of the Date of Grant;

                    (y) with respect to an additional one-third of the shares of Stock covered by the Option, on the second anniversary of the Date of Grant;

                    (z) with respect to the remaining one-third of the shares of Stock covered by the Option, on the third anniversary of the Date of Grant.

Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

                    (ii) NON-EMPLOYEE DIRECTORS. Notwithstanding Section 7(d)(i), Options granted to Eligible Directors shall be immediately vested and exercisable as of the Date of Grant.

               (e) OPTION PERIOD AND TERMINATION. An Option may be exercised by the holder thereof in accordance with Section 7(d) above; PROVIDED, HOWEVER, that no Option shall be exercisable later than seven years from the Date of Grant (the "Option Period"). Notwithstanding the foregoing, unless the applicable Stock Option Agreement or other written agreement between the Company and a Participant provides otherwise, an Option shall expire earlier than the end of the Option Period in the following circumstances:

                    (i) If prior to the end of the Option Period, the Participant shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such Normal Termination; PROVIDED, HOWEVER, that any Participant whose employment with the Company, a Subsidiary or any Affiliate is terminated and who is subsequently rehired by the Company, a Subsidiary or any Affiliate prior to the expiration of the Option shall not be considered to have undergone a termination. In the event of a Normal

     Termination, the Option shall remain exercisable by the Participant for the period described above, only to the extent the Option was exercisable at the time of such Normal Termination.

                    (ii) If the Participant dies prior to the end of the Option Period and while still in the employ or service of the Company, a Subsidiary or Affiliate, or following a Normal Termination but prior to the expiration of an Option, the Option shall expire on the earlier of the last day of the Option Period and the date that is one year after the date of death of the Participant. In such event, the Option shall remain exercisable by the person or persons to whom the Participant's rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Participant at the time of death.

                    (iii) If the Participant ceases employment or service with the Company and Affiliates for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.

               (f) OTHER TERMS AND CONDITIONS. Except as specifically provided otherwise in a Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

                    (i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount of such exercisable portion or for any part thereof.

                    (ii) Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or when the Option expires.

                    (iii) Subject to Section 8(h), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by him.

                    (iv) Each Option shall vest and become exercisable by the Participant in accordance the provisions of Section 7(d).

                    (v) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

                    (vi) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option.

               (g) INCENTIVE STOCK OPTION GRANTS TO 10% STOCKHOLDERS. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

               (h) $100,000 PER YEAR LIMITATION FOR INCENTIVE STOCK OPTIONS. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

               (i) VOLUNTARY SURRENDER. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new option for the same or a different number of shares as the option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

8.   GENERAL

               (a) ADDITIONAL PROVISIONS OF AN OPTION. Options granted to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Option, provisions giving the Company the right to repurchase shares of Stock acquired under any Option in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of shares of Stock upon the exercise of Options for a specified time or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Stock Option Agreement.

               (b) PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Options hereunder until such shares have been issued to that person.

               (c) GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Options in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

               (d) TAX WITHHOLDING.

                    (i) A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Option or from any compensation or other amounts owing to a Participant the amount (in cash, Stock or other property) of any required tax withholding and payroll taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

                    (ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) delivery of shares of Stock owned by the Participant (which shares must be Mature Shares) with a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise of the Option a number of shares with a Fair Market Value equal to such withholding liability.

               (e) CLAIM TO OPTIONS AND EMPLOYMENT RIGHTS. No employee of the Company, a Subsidiary or Affiliate, or other person, shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

               (f) NO LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; PROVIDED, HOWEVER, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

               (g) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

               (h) NONTRANSFERABILITY.

               (i) Each Option shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, a Subsidiary or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

               (ii) Notwithstanding the foregoing, the Committee or its delegate may, in its sole discretion, permit Nonqualified Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Stock Option Agreement to preserve the purposes of the Plan, to:

          (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 (collectively, the "Immediate Family Members");

          (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members;

          (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

          (D) any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Stock Option Agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); PROVIDED that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan. For purposes of this paragraph, "delegate" shall refer to the Chief Executive Officer of the Company, except with respect to the transfer of any of Chief Executive Officer's own Options.

               (iii) The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Stock Option Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that
(A) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Stock Option Agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of termination of the Participant's employment by, or services to, the Company, a Subsidiary or an Affiliate under the terms of the Plan and the applicable Stock Option Agreement shall continue to be applied with respect to the Participant, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Stock Option Agreement.

               (i) RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself.

               (j) RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

               (k) EXPENSES. The expenses of administering the Plan shall be borne by the Company.

               (l) PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

               (m) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

               (n) TERMINATION OF EMPLOYMENT. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company, a Subsidiary or Affiliate.

               (o) SEVERABILITY. If any provision of the Plan or any Stock Option Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

9.   CHANGES IN CAPITAL STRUCTURE

          Options granted under the Plan and any Stock Option Agreements, the maximum number of shares of Stock subject to all Options and Incentive Stock Options stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Options during any period stated in Section 5(d) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Option or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 9 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 9 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

          Notwithstanding the above, in the event of any of the following:

          A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

          B. All or substantially all of the assets of the Company are acquired by another person;

          C. The reorganization or liquidation of the Company; or

          D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 9 may be varied by the Committee in any particular Stock Option Agreement.

10.  EFFECT OF CHANGE IN CONTROL

          Except to the extent reflected in a particular Stock Option Agreement or other written agreement between the Company and a Participant:

          (a) In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, all Options shall become immediately exercisable with respect to 100 percent of the shares subject to such Option.

          (b) In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

          (c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

11.  NONEXCLUSIVITY OF THE PLAN

          Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

12.  AMENDMENTS AND TERMINATION

          (a) AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time;

PROVIDED that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and PROVIDED FURTHER that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

          (b) AMENDMENT OF STOCK OPTION AGREEMENTS. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted or the associated Stock Option Agreement, prospectively or retroactively; PROVIDED that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant in respect of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant.


                                 *      *      *


 As adopted by the Compensation Committee of the Board of Directors of Veeco Instrument Inc. as of April 3, 2000.

                             VEECO INSTRUMENTS INC.
                                 Terminal Drive
                               Plainview, NY 11803

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 12, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Edward H. Braun and John F. Rein, Jr. or either of them, each with full power of substitution and re-substitution, proxies to vote at the Annual Meeting of Stockholders of Veeco Instruments Inc. (the "Company") to be held on May 12, 2000 at 9:30 a.m. (New York City time) at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York and at all adjournments or postponements thereof, all shares of common stock of the Company which the undersigned is entitled to vote as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting.

     The shares represented hereby will be voted in accordance with the choices specified by the stockholder in writing on the reverse side. IF NOT OTHERWISE SPECIFIED BY THE STOCKHOLDER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE AND FOR THE OTHER MATTERS DESCRIBED ON THE REVERSE SIDE.

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             VEECO INSTRUMENTS INC.

                                  MAY 12, 2000


                Please detach and mail in the envelope provided.


/X/ Please mark your
    votes as in this
    example.


                                   FOR                         WITHHELD

PROPOSAL 1.
Election of two (2)                / /                           / /
Class III Directors

NOMINEES:  Edward H. Braun
           Richard A. D'Amore

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike through the nominee's name above.


                                                    FOR  ABSTAIN  AGAINST

PROPOSAL 2. Approval of the Veeco
Instruments Inc. 2000 Stock Option Plan.             / /    / /      / /

PROPOSAL 3. Ratification of the appointment of
Ernst & Young LLP as auditors of the Company for     / /    / /      / /
the fiscal year ending December 31, 2000.

Transaction of such other business as may properly come before the Meeting or any adjournment thereof.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




_______________________ _________________________ Dated:___________, 2000
     Signature          Signature if held jointly

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.